Exhibit 99

FOR IMMEDIATE RELEASE

Contact: Michael R. Sayre

Executive Vice President & CFO (614) 748-1150 Michael.Sayre@pinnacle.com

(i)	PDSi REPORTS RECORD SALES AND IMPROVED EARNINGS

(ii)	FOR 2005 FOURTH QUARTER AND YEAR

(iii)	Quarterly Sales Double, Third Consecutive Year of 30% or More Sales Growth

COLUMBUS, Ohio (February 23, 2006) – Pinnacle Data Systems, Inc. (PDSi) (AMEX: PNS) today announced results for the fourth quarter and year ended December 31, 2005.

The Company posted record sales of $15.9 million for the fourth quarter, a 118% increase from $7.3 million for the fourth quarter of 2004. Sales for the 2005 year were a record $44.6 million, a 30% increase from $34.4 million for 2004. Both the fourth quarter and 2005 year sales increases were attributable to the acquisition of GNP Computers, Inc. in August 2005 and organic growth in the second half of the year.

Gross profit for the fourth quarter of 2005 was $3.8 million, or 24% of sales, compared to $1.5 million, or 21% of sales, for the same period of 2004. Gross profit for the 2005 year was $10.5 million, or 24% of sales, compared to $8.0 million, or 23% of sales, for the 2004 year. Both the fourth quarter and 2005 year gross profit increases were attributable to sales growth and a strong service mix with generally higher gross profit margins.

Operating expenses for the fourth quarter of 2005, including selling, general and administrative expenses, were $3.0 million, or 19% of sales, versus $1.7 million, or 23% of sales, for the comparable quarter of 2004. For the 2005 year, operating expenses were $8.7 million, or 20% of sales, versus $6.6 million, or 19% of sales, for the 2004 year. Operating expenses for the fourth quarter and 2005 year rose primarily due to the addition of the acquisition.

Pre-tax income was $644,000 for the fourth quarter of 2005 compared to a pre-tax loss of $172,000 for the fourth quarter of 2004. For the 2005 year, pre-tax income was $1.5 million, an 18% increase compared to $1.3 million for the 2004 year.

For the fourth quarter of 2005, net income was $390,000, or $0.06 per diluted share, versus net income of $24,000, or $0.00 per diluted share, for the fourth quarter of 2004. The results for the fourth quarter of 2004 included a beneficial tax adjustment that more than offset the pre-tax loss. For the 2005 year, net income rose 6% to $937,000, or $0.15 per diluted share, versus $884,000, or $0.14 per diluted share, for the 2004 year. The acquisition was accretive to the Company’s earnings for the fourth quarter and the 2005 year.

John D. Bair, Chairman and CEO, stated, “The record fourth quarter sales reflect positive contributions from the August 2005 acquisition and solid organic growth in the second half of the year. We have increased our presence in key markets through new customers and also benefited from expanded programs. Additionally, our strong performance during the second half of 2005 positions us to achieve further progress toward our strategic goals. During 2006, we will continue to aggressively pursue strategies to increase sales and realize further benefits through operating leverage, while simultaneously investing in our business to achieve increased scalability.”

Additional Operating Results

For the fourth quarter of 2005, product sales totaled $12.4 million, an increase of 122% from $5.6 million in the fourth quarter of 2004. For the 2005 year, product sales totaled $34.4 million, up 21% from $28.4 million in the 2004 year.

The gross profit on products was $1.3 million, or 11% of product sales, in the fourth quarter of 2005 compared to $830,000, or 15% of product sales, in the same quarter last year. For the 2005 year, gross profit on products decreased to $4.3 million, or 12% of sales, from $5.7 million, or 20% of sales, in the 2004 year. The year-over-year decrease in gross profit and gross profit margins was due to sales mix as the Company implemented its first major programs with large medical, imaging and network equipment customers during the year. The volume in these programs and the resulting increases in operating efficiency and gross profit contribute positively to bottom line profitability.

For the fourth quarter of 2005, service sales totaled $3.5 million, an increase of 106% from approximately $1.7 million in the fourth quarter of 2004. For the 2005 year, service sales totaled $10.2 million, up 68% from $6.0 million for the 2004 year. Increases in service sales for the fourth quarter and 2005 year were attributable to the implementation of new programs during the year, as well as the addition of new programs in the third quarter from the acquisition.

Gross profit on service sales were $2.5 million, or 70% of service sales, compared to $707,000, or 42% of service sales, for the same period in 2004. Gross profit on service sales for the 2005 year totaled $6.3 million, or 62% of service sales, compared to $2.3 million, or 38% of service sales, for 2004. Gross profit margins for the fourth quarter and 2005 year increased due to the new programs, which resulted in increased operating leverage.

2005 Highlights

Focusing on growth in sales and building a more flexible infrastructure to increase profitability, PDSi

•	Continued implementation of growth strategies focused on building the management team and a scalable infrastructure, growing its customer base, increasing its global presence, and expanding its portfolio of services and solutions.

•	Developed its acquisition strategy and completed the Company’s first acquisition in August 2005, which was accretive to earnings in the second half of the year.

Growing the Customer Base

•	More than doubled the number of computer and network equipment customers and grew sales to that market over 50%.

•	More than doubled the number of telecommunications equipment providers and our sales to customers in that market.

•	More than doubled sales to one of the world’s largest medical equipment and electronics manufacturers, making it one of the Company’s largest customers in 2005.

•	Acquired a new defense customer’s large-scale rack integration business to provide flight simulation systems for the armed forces.

•	Expanded sales efforts and began new programs with significant sales potential for 2006.

Increasing Global Presence

•	Acquired a sales office in Singapore.

•	Added customers in Europe and Asia.

•	Initiated design of a global distribution, logistics and repair program for a new and growing network appliance customer.

Expanding Services and Solutions

•	Began development of a seamless model for linking services together to create a compelling solution for Original Equipment Manufacturers, with expanded partnerships, capabilities and geographic reach, and using information technology to enhance customer-collaboration and link services, products and information to drive the value proposition.

•	Introduced new Advanced Telecommunications Architecture (AdvancedTCA®) platforms to an emerging market for telecommunications equipment designed to this efficient blade-computer standard; a market that is expected to grow rapidly over the next few years.

•	Began marketing an acquired Compact PCI (cPCI, an existing industry standard) architecture telecommunications platform worldwide securing significant orders for major telecommunication service providers in Italy and Japan for 2006.

•	Continued the implementation of a high-end visualization workstation and server repair program which places that customer in PDSi’s top ten for sales in 2005.

Christopher Winslow, President, commented, “Consistent with our strategic plan, we have significantly increased our Fortune 500 global customer base during the past three years. These growing relationships represent a solid fit for PDSi’s core competencies and should benefit us further as we continue to transition towards becoming more of a professional services company to these customers in our chosen markets.”

Outlook

Mike Sayre, Executive Vice President and CFO, commented, “We anticipate record sales for the 2006 year, beginning with strong year-over-year sales in the first quarter. The integration of our August 2005 acquisition is proceeding as planned and we are pleased with the accretive results thus far. We will seek to achieve additional efficiencies during 2006 in order to create more leverage in our business; expand the breadth of services and solutions to our Fortune 500 global customers; and focus on growing our customer relationships through enhanced systems and higher value-added programs. In addition, we have identified international growth opportunities compatible with our established capabilities and plan to increase our global presence in select markets during the year. We expect a profitable 2006.”

Conference Call

PDSi will host a conference call today at 11:00 a.m. Eastern Standard Time. John D. Bair, Chairman and CEO, Christopher L. Winslow, President and COO, and Michael R. Sayre, Executive Vice President and CFO, will discuss the company’s strategy and results.

The telephone number to participate in the conference call is (866) 249-5225. A slide presentation will be referenced during the call which may be accessed at the PDSi website (www.pinnacle.com) by clicking on “Company Information” and then “Investor Relations.”

An audio replay of the call will be available through the Investor Relations section of the Company’s website approximately one hour following the conference call.

About PDSi

PDSi provides product lifecycle service solutions to Original Equipment Manufacturers (OEMs) in the medical, telecommunications, defense, imaging and computer equipment industries, among others. PDSi offers a full range of computer and computer-related product development and manufacturing services to increase product speed to market and engineered product life, and service and support solutions for units in the field through comprehensive product lifecycle management programs encompassing depot repair, advanced exchange, contact center support and end-of-life control. For more information, visit the PDSi Website at www.pinnacle.com.

Safe Harbor Statement: This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements regarding the Company achieving record sales in 2006, strong year-over-year sales in the first quarter of 2006 and profitability in 2006. The words “expect,” “anticipate,” “seek,” “plan,” “should” and similar expressions identify forward-looking statements that speak only as of the date thereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors. These factors include changes in general economic conditions, changes in the specific markets for our products and services, adverse business conditions, changes in customer order patterns, increased competition, changes in our business or our relationship with major technology partners, pricing pressures, lack of adequate financing to take advantage of business opportunities that may arise, lack of success in technological advancements, and risks associated with our new business practices, processes and information systems. The Company undertakes no obligations to publicly update or revise such statements. For more details, please refer to the Company’s Securities and Exchange Commission filings, including its most recent Annual Report on Form 10-KSB and quarterly reports on Form 10-QSB.

PINNACLE DATA SYSTEMS, INC.

(DBA PDSi)

BALANCE SHEETS

($ thousands)	December 31, 2005	December 31, 2004
ASSETS

CURRENT ASSETS
Cash	$486	$15
Accounts receivable, net of allowance for doubtful accounts of $70,000 and $20,000, respectively	12,556	4,398
Inventory	9,233	4,080
Prepaid expenses	421	240
Refundable income taxes	—	171
Deferred income taxes	833	477

	23,529	9,381

PROPERTY AND EQUIPMENT
Leasehold improvements	329	310
Furniture and fixtures	389	383
Computer equipment and related software	2,715	2,482
Shop equipment	599	568

	4,032	3,743
Less accumulated depreciation and amortization	3,250	2,772

	782	971

OTHER ASSETS	108	23

	$24,419	$10,375

PINNACLE DATA SYSTEMS, INC.

(DBA PDSi)

BALANCE SHEETS

($ thousands)	December 31 2005	December 31, 2004
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Line of credit	$9,336	$2,525
Accounts payable	6,122	2,177
Accrued expenses:
Wages, payroll taxes, and benefits	978	296
Income taxes	366	—
Other	653	207
Unearned revenue	209	14

	17,664	5,219

LONG-TERM LIABILITIES
Deferred income taxes	63	101

	17,727	5,320

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY
Preferred stock; no par value; 4,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock; no par value; 25,000,000 shares authorized; 5,985,356 and 5,628,806 shares issued and outstanding, respectively	2,755	2,266
Additional paid-in capital	754	543
Retained earnings	3,183	2,246

	6,692	5,055

	$24,419	$10,375

PINNACLE DATA SYSTEMS, INC

(DBA PDSi)

STATEMENTS OF OPERATIONS

	For the Quarters Ended		For the Years Ended
($ thousands, except per share totals)	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004
SALES
Product sales	12,404	5,591	34,444	28,351
Service sales	3,494	1,694	10,162	6,046

	15,898	7,285	44,606	34,397

COST OF SALES
Product sales	11,078	4,761	30,155	22,653
Service sales	1,032	987	3,904	3,730

	12,110	5,748	34,059	26,383

GROSS PROFIT	3,788	1,537	10,547	8,014

OPERATING EXPENSES	3,003	1,675	8,739	6,615

INCOME FROM OPERATIONS	785	(138)	1,808	1,399

OTHER EXPENSE
Interest expense	141	34	289	113

INCOME/(LOSS) BEFORE INCOME TAXES	644	(172)	1,519	1,286

INCOME TAX EXPENSE/(BENEFIT)	254	(196)	582	402

NET INCOME	$390	$24	$937	$884

BASIC EARNINGS PER SHARE	$0.07	$0.00	$0.16	$0.16

DILUTED EARNINGS PER SHARE	$0.06	$0.00	$0.15	$0.14

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	5,967,953	5,606,177	5,867,986	5,572,811

Diluted	6,349,532	5,606,177	6,284,439	6,121,675

PINNACLE DATA SYSTEMS, INC.

(DBA PDSi)

STATEMENTS OF CASH FLOWS

	For the Years Ended
($ thousands)	December 31, 2005	December 31, 2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$937	$884

Adjustments to reconcile net income to net cash used in operating activities
Depreciation and amortization	485	554
Provision for doubtful accounts	10	—
Inventory reserves	271	272
Provision for deferred taxes	(394)	(3)
Loss on disposal of property and equipment	2	1
(Increase)/decrease in assets:
Accounts receivable	(4,350)	729
Inventory	(970)	(2,404)
Prepaid expenses and other assets	(5)	(45)
Refundable income taxes	382	(130)
Increase/(decrease) in liabilities:
Accounts payable	(1,017)	(4)
Accrued expenses and taxes	(174)	37
Unearned revenues	17	14

Total adjustments	(5,743)	(979)

Net cash used in operating activities	(4,806)	(94)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchases of property and equipment	(242)	(344)
Proceeds from acquisition	124	—

Net cash used in investing activities	(118)	(344)

CASH FLOWS FROM FINANCING ACTIVITIES
Net change in line of credit	6,811	38
Payment of debt assumed in acquisition	(2,281)	—
Outstanding checks in excess of funds on deposit	382	315
Principal payments on capital lease obligation	(6)	(5)
Proceeds from stock options exercised	489	94

Net cash provided by financing activities	5,395	442

PINNACLE DATA SYSTEMS, INC.

(DBA PDSi)

STATEMENTS OF CASH FLOWS (CONTINUED)

	For the Years Ended
($ thousands)	December 31, 2005	December 31, 2004
INCREASE IN CASH	471	3

CASH - Beginning of year	15	12

CASH - End year	$486	$15

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$253	$104

Income taxes paid, net of refunds	$227	$481

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING TRANSACTIONS
Inventory capitalized as computer equipment	$2	$76
Equipment acquired through capital lease	$—	$11
Income tax benefit from stock option plans credited to Additional paid-in-capital	$211	41

Assets and liabilities acquired in acquisition:
Accounts receivable	$3,818
Inventory	4,456
Prepaid expenses	104
Computer equipment	53
Other assets acquired	157

Total assets	$8,588

Accounts payable	$4,580
Wages, payroll taxes and benefits	564
Other accrued expenses	1,110
Unearned revenue	178

Total liabilities acquired	$8,713